Exhibit 99.1

CELGENE CORPORATION ANNOUNCES HIRING OF DAVID V. ELKINS AS EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND APPOINTMENT OF PETER N. KELLOGG TO EXECUTIVE VICE PRESIDENT, CHIEF CORPORATE STRATEGY OFFICER

David Elkins most recently served as Worldwide Vice President and CFO for Consumer Products, Medical Devices and Corporate Functions at Johnson & Johnson

Peter Kellogg to remain on Executive Committee as EVP, Chief Corporate Strategy Officer until his retirement, planned for mid-2019

SUMMIT, NJ, May 31, 2018 – Celgene Corporation (NASDAQ:CELG) today announced the hiring of David V. Elkins as Executive Vice President (EVP), Chief Financial Officer (CFO). Mr. Elkins will join Celgene on July 1, 2018, and become CFO effective August 1, 2018. Mr. Elkins will succeed current CFO Peter N. Kellogg, who will become Celgene’s EVP, Chief Corporate Strategy Officer until his retirement, planned for mid-2019.

Mr. Elkins has more than 25 years of finance, strategy, operations, supply chain and business development experience in the United States, Europe and emerging markets. He joins Celgene from Johnson & Johnson (J&J), where he was Worldwide Vice President and CFO for Consumer Products, Medical Devices and Corporate Functions with $40 billion in revenue and a worldwide finance team of 1,800 employees. Prior to his leadership role at J&J, Mr. Elkins was CFO for Round Rock Research, a technology investigation and patent licensing company. From 2008 to 2012, Mr. Elkins was Executive Vice President and CFO of Becton, Dickinson and Company, a public global medical technology company. From 1995 to 2008, he held roles of increasing responsibility at AstraZeneca, and he began his career in finance at The Boeing Company in 1991. Mr. Elkins holds a B.S. from the University of Delaware, an M.S. from the University of Pennsylvania and an M.B.A. from Drexel University.

Mr. Kellogg joined Celgene as CFO in August 2014. Under Mr. Kellogg’s leadership, Celgene has delivered industry-leading performance, executed multiple high-potential business development transactions to grow its pipeline, and significantly strengthened its balance sheet. Mr. Kellogg has built and led a high-performing global finance team while also driving corporate strategy. In his new role, Mr. Kellogg will work with the executive team to define Celgene’s strategy for long-term, sustainable growth beyond 2020. Mr. Kellogg will also work closely with Mr. Elkins to ensure the transition of all financial and operational matters. Both Mr. Kellogg and Mr. Elkins will report directly to Mark J. Alles, Chairman and Chief Executive Officer, and serve on Celgene’s Executive Committee.

“The addition of David as our new Chief Financial Officer strengthens and expands our leadership team and positions us to capitalize on our significant opportunities through 2020 and beyond,” said Mark J. Alles, Chairman and Chief Executive Officer of Celgene Corporation. “Our business performance will be further enhanced by Peter’s continued strategic insight and David’s extensive industry experience leading global finance teams.”

About Celgene

Celgene Corporation, headquartered in Summit, New Jersey, is an integrated global biopharmaceutical company engaged primarily in the discovery, development and commercialization of innovative therapies for the treatment of cancer and inflammatory diseases through next-generation solutions in protein homeostasis, immuno-oncology, epigenetics, immunology and neuro-inflammation. For more information, please visit www.celgene.com. Follow Celgene on Social Media: @Celgene, Pinterest, LinkedIn, Facebook and YouTube.

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Forward-Looking Statement

This press release contains forward-looking statements, which are generally statements that are not historical facts. Forward-looking statements can be identified by the words "expects," "anticipates," "believes," "intends," "estimates," "plans," "will," "outlook" and similar expressions. Forward-looking statements are based on management's current plans, estimates, assumptions and projections, and speak only as of the date they are made. We undertake no obligation to update any forward-looking statement in light of new information or future events, except as otherwise required by law. Forward-looking statements involve inherent risks and uncertainties, most of which are difficult to predict and are generally beyond our control. Actual results or outcomes may differ materially from those implied by the forward-looking statements as a result of the impact of a number of factors, many of which are discussed in more detail in our Annual Report on Form 10-K and our other reports filed with the Securities and Exchange Commission.

Celgene Contact

Investors:

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